Exhibit 99.1

The ONE Group Hospitality, Inc. Reports Second Quarter 2018 Results

Domestic Comparable Sales for STK Restaurants Grew 7.5%

Three Investor Events Scheduled for September

New York, NY – August 14, 2018 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (NASDAQ: STKS), today reported unaudited financial results for the second quarter ended June 30, 2018. The Company also announced its participation in three investor events during September.

Highlights for the Second Quarter ended June 30, 2018:

•	Total GAAP revenue was $20.3 million compared to $19.9 million in the same period last year;

•	Domestic comparable sales* at owned and managed STK restaurants rose 7.5%;

•	GAAP net income from continuing operations before income taxes was $483,000 compared to GAAP net loss of $2.0 million for the same period last year;

•	GAAP net income attributable to The ONE Group Hospitality, Inc. was $181,000 or $0.01 per share compared to GAAP net loss of $2.3 million or $0.09 loss per share for the same period last year;

•	Adjusted EBITDA** increased 70.3% to $2.5 million compared to $1.5 million the same period last year; and,

•	Total owned restaurant expenses decreased 360 basis points to 86.6% from 90.2% as a percentage of owned restaurant revenues.

Emanuel “Manny” Hilario, President and Chief Executive Officer, said, “We extended our record of strong performance to the second quarter and raised two key 2018 targets based upon our results to date. Our focus on sales growth and restaurant profitability during the second quarter is reflected in domestic comparable sales increasing 7.5% and profitability improving 360 basis points at owned restaurants when compared to the prior year. We also made significant progress reducing corporate G&A expenses and increasing our Adjusted EBITDA contribution both in absolute dollars and as a percentage of total revenue. On a trailing twelve-month basis, Adjusted EBITDA is $8.2 million. After the quarter ended, we opened two locations which are both off to encouraging starts: our second licensed location in Dubai and our owned restaurant in San Diego, CA. We remain on track to open a total of five STKs in 2018.”

*Comparable sales or same store sales (“SSS”) represents total food and beverage sales at owned and managed units opened for at least a full 18-month period. This metric includes total revenue from our owned and managed STK locations. Revenues from locations where we do not directly control the event sales force (Royalton Hotel, NY; The W Hotel, Westwood, CA; and our locations in Europe) are excluded from this metric.

Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted EBITDA, a non-GAAP measure, represents net income / loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock-based compensation, losses from discontinued operations and certain transactional costs. Not all of the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. For a reconciliation of Adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Unaudited Second Quarter 2018 Financial Results

Total GAAP Revenues were $20.3 million in the second quarter of 2018 compared to $19.9 million in the same period last year. This increase was primarily driven by comparable sales growth. Domestic comparable store sales at owned and managed STK restaurants increased 7.5%. This increase follows similarly strong mid to high single digit comparable sales increases reported for the first quarter of 2018 and are indicative of the continued strong performance of the STK brand.

Management, license and incentive fee revenue decreased to $2.7 million in the second quarter of 2018 compared to $2.8 million in the second quarter of 2017. The decrease in management, license and incentive fee revenue was due to the timing and estimation of incentive fee revenue in the prior year. This was partially offset by the launch of the licensed STK in Dubai in December 2017.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the second quarter of 2018 was $181,000 or $0.01 per share compared to GAAP net loss of $2.3 million or $0.09 loss per share in the second quarter of 2017.

Adjusted EBITDA rose 70.3% to $2.5 million, an increase of $1.0 million, from $1.5 million in the second quarter of 2017.

Development Update

Opened - 2018

STK San Diego and STK Dubai- Downtown

Projected Additions - 2018

STK Mexico City, STK Doha, and STK Nashville

2018 Targets

We are providing the following targets for 2018:

•	Total GAAP revenues between $80 million and $85 million;
•	Total food and beverage sales at all our owned and managed units of between $170 million and $180 million;
•	Comparable store sales growth of about 3% to 4% (previously 2% to 3%);
•	Total food and beverage costs of approximately 25% to 26%;
•	Adjusted EBITDA between $10 million and $10.5 million (previously $9 million and $10 million), representing approximately 40% growth (previously 30% to 40% growth) compared to the prior year; and,
•	Total capital expenditures, net of allowances received from landlords, of approximately $3 million, which is significantly less than prior years and reflective of our capital-light strategy.

Long-Term Growth Targets

We are reiterating the following long-term growth targets:

•	Three to five licensed restaurant units and one to two food and beverage hospitality deals annually;
•	Comparable store sales growth of 2% to 3%;
•	Consistent Adjusted EBITDA growth of at least 20%; and,
•	Continued focus on our asset light model and disciplined G&A management, while benefitting from economies of scale and operating efficiencies.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Linda Siluk, Interim Chief Financial Officer, will host a conference call and webcast to discuss second quarter 2018 financial results, updated 2018 targets, and long-term growth targets today at 5:00 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-201-493-6780. The replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13682350. The replay will be available until August 28, 2018.

The webcast can also be accessed from the Investor Relations tab of the Company’s website at www.togrp.com under “News / Events”.

September Investor Events

We will participate in the following September investor events.

On Wednesday, September 5, The ONE Group will hold investor meetings at the Liolios 7th Annual Gateway Conference in San Francisco, CA.

On Thursday, September 6, The ONE Group will hold investor meetings at the Dougherty & Co. Institutional Investor Conference in Minneapolis, MN.

On Thursday, September 13, The ONE Group will hold investor meetings at Lake Street’s 2nd Annual Best Ideas Growth (BIG) Conference in New York City.

Institutional investors interested in participating in any of these investor events should contact their representative at the respective firm.

About The ONE Group

The ONE Group (NASDAQ: STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S., Europe, and the Middle East. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, the statements related to the exploration of strategic alternatives and the potential results therefrom and the statements related to our strategic review of our operations targeting sources for 2018 and beyond are forward-looking. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited, in thousands, except per share and related share information)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Owned restaurant net revenues	$15,520	$14,683	$30,596	$28,911
Owned food, beverage and other net revenues	2,083	2,431	4,088	6,316
Total owned revenues	17,603	17,114	34,684	35,227
Management, license and incentive fee revenue	2,708	2,784	5,144	5,098
Total revenues	20,311	19,898	39,828	40,325

Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	4,037	3,838	8,071	7,714
Owned restaurant operating expenses	9,399	9,408	18,777	18,777
Total owned operating expenses	13,436	13,246	26,848	26,491
Owned food, beverage and other expenses	2,025	2,315	3,714	5,252
Total owned operating expenses	15,461	15,561	30,562	31,743
General and administrative (including stock-based compensation of $344, $324, $668 and $544, respectively)	2,615	3,291	5,670	6,212
Settlements	-	795	-	795
Depreciation and amortization	901	805	1,679	1,671
Lease termination expense and asset write-offs	90	208	90	481
Pre-opening expenses	671	722	881	1,192
Transaction costs	-	254	-	254
Equity in (income) loss of investee companies	(134)	153	(111)	108
Other income, net	(66)	(130)	(177)	(118)
Total costs and expenses	19,538	21,659	38,594	42,338

Income (loss) from operations	773	(1,761)	1,234	(2,013)

Interest expense, net of interest income	290	220	608	479

Income (loss) from continuing operations before provision for income taxes	483	(1,981)	626	(2,492)

Provision for income taxes	169	203	194	186

Income (loss) from continuing operations	314	(2,184)	432	(2,678)

Loss from discontinued operations, net of taxes	-	-	-	(106)

Net income (loss)	314	(2,184)	432	(2,784)
Less: net income (loss) attributable to noncontrolling interest	133	116	20	(82)
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$181	$(2,300)	$412	$(2,702)

Currency translation adjustment	141	139	66	83
Comprehensive income (loss)	$322	$(2,161)	$478	$(2,619)

Basic and diluted earnings (loss) per share
Continuing operations	$0.01	$(0.09)	$0.02	$(0.10)
Discontinued operations	$-	$-	$-	$-
Attributed to The One Group Hospitality, Inc.	$0.01	$(0.09)	$0.02	$(0.11)
Weighted average number of common shares outstanding
Basic	$27,366,322	$25,144,932	$27,277,483	$25,098,040
Diluted	$27,659,448	$25,144,932	$27,516,884	$25,098,040

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Owned restaurant net revenues	76.4%	73.8%	76.8%	71.7%
Owned food, beverage and other net revenues	10.3%	12.2%	10.3%	15.7%
Total owned revenues	86.7%	86.0%	87.1%	87.4%
Management, license and incentive fee revenue	13.3%	14.0%	12.9%	12.6%
Total revenues	100.0%	100.0%	100.0%	100.0%

Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales (1)	26.0%	26.1%	26.4%	26.7%
Owned restaurant operating expenses (1)	60.6%	64.1%	61.4%	64.9%
Total owned operating expenses (1)	86.6%	90.2%	87.8%	91.6%
Owned food, beverage and other expenses (2)	97.2%	95.2%	90.9%	83.2%
Total owned operating expenses (3)	87.8%	90.9%	88.1%	90.1%
General and administrative (including stock-based compensation of 1.7%, 1.6%, 1.7% and 1.3%, respectively)	12.9%	16.5%	14.2%	15.4%
Settlements	0.0%	4.0%	0.0%	2.0%
Depreciation and amortization	4.4%	4.0%	4.2%	4.1%
Lease termination expense and asset write-offs	0.4%	1.0%	0.2%	1.2%
Pre-opening expenses	3.3%	3.6%	2.2%	3.0%
Transaction costs	0.0%	1.3%	0.0%	0.6%
Equity in (income) loss of investee companies	(0.7)%	0.8%	(0.3)%	0.3%
Other income, net	(0.3)%	(0.7)%	(0.4)%	(0.3)%
Total costs and expenses	96.2%	108.9%	96.9%	105.0%

Income (loss) from operations	3.8%	(8.9)%	3.1%	(5.0)%

Interest expense, net of interest income	1.4%	1.1%	1.5%	1.2%

(Loss) income from continuing operations before provision for income taxes	2.4%	(10.0)%	1.6%	(6.2)%

Income tax provision	0.8%	1.0%	0.5%	0.5%

Loss from continuing operations	1.5%	(11.0)%	1.1%	(6.6)%

Loss from discontinued operations, net of taxes	0.0%	0.0%	0.0%	(0.3)%

Net loss	1.5%	(11.0)%	1.1%	(6.9)%
Less: net loss attributable to noncontrolling interest	0.7%	0.6%	0.1%	(0.2)%
Net loss attributable to The ONE Group Hospitality, Inc.	0.9%	(11.6)%	1.0%	(6.7)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenues.
(2)	These expenses are being shown as a percentage of owned food, beverage and other net revenues.
(3)	These expenses are being shown as a percentage of total owned revenue.

CONSOLIDATED BALANCE SHEETS

	(unaudited)
	6/30/2018	12/31/2017
Assets
Current assets:
Cash and cash equivalents	$933	$1,548
Accounts receivable	5,422	5,514
Inventory	1,199	1,402
Other current assets	1,327	1,299
Due from related parties, net	157	—
Total current assets	9,038	9,763
Property & equipment, net	38,058	37,811
Investments	2,653	2,957
Deferred tax assets	72	69
Other assets	407	384
Security deposits	2,092	2,031
Total assets	$52,320	$53,015
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,147	$5,329
Accrued expenses	6,782	6,987
Deferred license revenue	215	115
Deferred gift card revenue and other	932	999
Due to related parties, net	—	256
Current portion of long-term debt	3,191	3,241
Total current liabilities	16,267	16,927

Deferred license revenue, long-term	1,437	1,222
Due to related parties, long-term	1,197	1,197
Deferred rent and tenant improvement allowances	17,126	17,001
Long-term debt, net of current portion	8,628	10,115
Total liabilities	44,655	46,462

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 27,441,780 and 27,152,101 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	41,675	41,007
Accumulated deficit	(31,621)	(31,979)
Accumulated other comprehensive loss	(1,490)	(1,556)
Total The One Group Hospitality, Inc. stockholders’ equity	8,567	7,475
Noncontrolling interests	(902)	(922)
Total stockholders' equity	7,665	6,553
Total Liabilities and Stockholders' Equity	$52,320	$53,015

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	Three Months Ended June 30,		Six Months Ended
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (a)	$15,520	$14,683	$30,596	$28,911
Owned food, beverage and other revenue (a)	2,083	2,431	4,088	6,316
Total owned revenue	17,603	17,114	34,684	35,227
Management, license and incentive revenue	2,708	2,784	5,144	5,098
Total revenues (GAAP)	$20,311	$19,898	$39,828	$40,325

Food and Beverage Sales from Managed Units	$25,366	$25,868	$48,819	$49,530

Total Food and Beverage Sales at Owned and Managed Units	$42,969	$42,982	$83,503	$84,757

(a)	Components of Total Food & Beverage Sales at Owned and Managed Units

The following table presents the elements of the domestic comparable sales measure for Fiscal 2017 and Fiscal 2018 through June 2018 on a quarterly basis. Note that comparable sales is calculated only for locations opened for at least a full 18 month period and excludes revenues from locations where we do not directly control the event sales force

	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2
US Owned STK Restaurants	-1.8%	1.2%	-0.9%	5.8%	8.7%	6.2%
US Managed STK Restaurants	8.3%	2.5%	6.5%	6.6%	4.9%	10.1%
US Total STK Restaurants	2.6%	1.7%	1.9%	6.0%	7.3%	7.5%

Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation, losses from discontinued operations and certain transactional costs. Not all of the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated (unaudited, in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss) attributable to The ONE Group Hospitality, Inc.	$181	$(2,300)	$412	$(2,702)
Net income (loss) attributable to noncontrolling interest	133	116	20	(82)
Net income (loss)	314	(2,184)	432	(2,784)
Interest expense, net of interest income	290	220	608	479
Income tax provision	169	203	194	186
Depreciation and amortization	901	805	1,679	1,671

EBITDA	1,674	(956)	2,913	(448)

Deferred rent (1)	(69)	(16)	(89)	(54)
Pre-opening expenses	671	722	881	1,192
Lease termination expense and asset write-offs (2)	90	208	90	481
Loss from discontinued operations, net of taxes	-	-	-	106
Transaction costs (3)	-	254	-	254
Stock-based compensation	344	391	668	544
Settlements	-	795	-	795
Equity share of settlement costs	-	270	-	270

Adjusted EBITDA	2,710	1,668	4,463	3,140
Adjusted EBITDA attributable to noncontrolling interest	206	198	164	61
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$2,504	$1,470	$4,299	$3,079

(1)	Deferred rent is included in owned restaurant operating expenses and general and administrative expense on the statement of operations and comprehensive income.
(2)	Lease termination and related asset write-offs is related to the costs associated with closed or abandoned locations.

Investor Contact:

Michelle Michalski of ICR

646.277.1224